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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Wit SoundView Group, Inc. (the "Registration Statement"), of our report dated February 16, 2000, which report is included in the annual report on Form 10-K of Wit SoundView Inc. for the year ended December 31, 1999 and to all references of our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP


New York, New York
December 15, 2000